UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 18, 2002

	Exact name of registrant as specified	I.R.S.
	in its charter, state of incorporation,	Employer
Commission	address of principal executive offices,	Identification
File Number	Telephone	Number

1-16305	PUGET ENERGY, INC.	91-1969407
A Washington Corporation.
411 - 108th Avenue N.E.
Bellevue, Washington 98004-5515
(425) 454-6363

1-4393	PUGET SOUND ENERGY, INC.	91-0374630
A Washington Corporation
411 - 108th Avenue N.E.
Bellevue, Washington 98004-5515.

ITEM 5. Other Events

On July 18, 2002, Puget Energy announced second quarter earnings for the period ending June 30, 2002 of $0.34 per share as compared to $0.20 per share for the same period a year ago. Attached as Exhibit 99.1 is the press release announcing second quarter earnings.

Puget Energy’s second quarter 2002 electric revenues include $25 million of interim electric rate relief granted Puget Sound Energy (PSE) by the Washington Utilities and Transportation Commission (Washington Commission). Concurrent with the expiration of this interim electric rate relief on June 30, 2002, the Washington Commission approved an increase of 4.6% in utility customer electric rates of PSE, which will increase revenues on an annualized basis by approximately $59 million. In addition, a power cost adjustment mechanism (PCA) was approved that triggers if PSE’s costs to provide customers’ electricity vary from certain thresholds. Refer to Puget Energy’s Report on Form 8-K filed on June 6, 2002 for a detailed description of the rate case settlement and the PCA.

Puget Energy earnings guidance for calendar year 2002 remains unchanged. The utility is anticipated to earn in the range of $1.00 to $1.10 per share in 2002. Puget Energy’s InfrastruX business is anticipated to add $0.10 per share, for a total Company earnings in the $1.10 to $1.20 per share range for 2002.

ITEM 7. Exhibits

Exhibit 99.1 — Puget Energy’s press release announcing second quarter earnings for June 30, 2002.

Cautionary Statement: Certain statements contained in this Current Report on Form 8-K are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, among which include statements regarding estimates of earnings per share and revenue, and the expected impact on the Company of the settlement agreement. In some cases, you can identify forward-looking statements by terminology such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “will likely result,” “will continue” or similar expressions. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect actual results include, among others; the timing and outcome of the gas general rate case settlement process that will continue for the next several months; governmental policies and regulatory actions, including those of the FERC and the Washington Commission, financings, industry and rate structures, acquisition and disposal of assets and facilities, operation and construction of plant facilities, recovery of purchased energy and other capital investments, and present or prospective wholesale and retail competition; the recent bankruptcy filing by Enron Corporation and related events, which may affect the regulatory and legislative process in unpredictable ways; weather, which can have a serious impact on PSE’s ability to procure adequate supplies of gas, fuel or purchased power to serve its customers and on the cost of procuring such supplies; hydroelectric conditions, which can have a serious impact on electric capacity and PSE's ability to generate electricity; wholesale energy prices; industrial, commercial and residential growth and demographic patterns in the service territories of PSE; and the ability of Puget Energy and PSE to access the capital markets to support requirements for working capital, construction costs and the repayment of maturing debt. More information about these and other factors that potentially could affect Puget Energy's and PSE's financial results is included in the companies' Annual Report on Form 10-K for the fiscal year ended December 31, 2001, Form 10-Q for the first quarter of 2002 and in their other public filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Except as required by law, Puget Energy and PSE undertake no obligation to update any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUGET ENERGY, INC.

PUGET SOUND ENERGY, INC.

/s/ James W. Eldredge
James W. Eldredge
Corporate Secretary and Chief Accounting Officer

Date: July 18, 2002